Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

September 5, 2014

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Re:	Form S-3ASR Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Intrexon Corporation, a Virginia corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3ASR (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of common stock, no par value per share (“Common Stock”); (ii) shares of preferred stock, no par value per share (“Preferred Stock”), in one or more series; (iii) debt securities (“Debt Securities”) which may be either senior debt securities or subordinated debt securities and which may be issued in one or more series under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee (the “Trustee”); (iv) warrants (the “Warrants”) to purchase Debt Securities, shares of Common Stock or Preferred Stock or other securities pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”); (v) rights (the “Rights”) to purchase Debt Securities, shares of Common Stock or Preferred Stock or other securities which may be issued under one or more rights certificates (each, a “Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Rights Agreement”) proposed to be entered into between the Company and an agent or agents (each, a “Rights Agent” and, collectively, “Rights Agents”); (vi) stock purchase contracts of the Company (“Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named therein (each, a “Stock Purchase Contract Agent”); (vii) stock purchase units of the Company (“Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and/or Debt Securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, securing an obligation of the holder thereof to purchase or to sell, as the case may be, shares of Common Stock or Preferred Stock under such holder’s Stock Purchase Contract; and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants, Rights, Stock Purchase Contracts, and Stock Purchase Units, as may be issued upon conversion,

ATLANTA          BEIJING          CHARLOTTE           CHICAGO          HONG KONG          NEW YORK          NORFOLK          ORANGE COUNTY          PORTLAND

RALEIGH          RICHMOND          SAN  DIEGO          SHANGHAI          TYSONS CORNER          VIRGINIA BEACH           WASHINGTON, DC

Intrexon Corporation

September 5, 2014

exchange or exercise of any Preferred Stock, Debt Securities, Warrants, or the settlement of any Rights, Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the sale of the Company’s Common Stock from time to time by certain Shareholders of the Company to be named in a prospectus supplement (the “Selling Shareholders”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act (the “Secondary Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units, Indeterminate Securities and Secondary Shares are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the registration of the Offered Securities, (iii) a specimen certificate representing the Common Stock and (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof (the “Prospectus”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Intrexon Corporation

September 5, 2014

We have further assumed that (i) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Offered Securities thereunder), (ii) any prospectus supplement or term sheet describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) the Indentures, Stock Purchase Contracts, Stock Purchase Units, Warrant Agreements and the Rights Agreements have been or will be duly authorized, executed and delivered by the parties thereto, and, in the case of the Indentures, in substantially the form reviewed by us, and that any Debt Securities, Stock Purchase Contracts, Stock Purchase Units, Warrants or Rights Certificates, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto and that each will be governed by the laws of the State of New York, (iv) that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) the Board of Directors of the Company, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures, the Offered Securities of the Company, the Stock Purchase Contracts, the Stock Purchase Units, the Warrant Agreements and the Subscription Rights Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. In rendering the opinion set forth in paragraph 8 below, we have assumed that the Company has received or will receive the entire amount of the consideration contemplated by the Board of Directors authorizing the issuance of such Secondary Shares and we have further assumed that (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company has taken or will take all necessary corporate action to approve the issuance of the Secondary Shares and related matters; (ii) the terms of the issuance and sale of the Secondary Shares have been or will be duly established and in conformity with the Articles and Bylaws so as not to violate any applicable law, the Articles and Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) if certificated, certificates in the form required under Virginia corporate law representing the Secondary Shares will be duly executed and countersigned; and (vii) the Secondary Shares will be registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore.

Intrexon Corporation

September 5, 2014

We are members of the bar of the Commonwealth of Virginia and the State of New York and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America, the Commonwealth of Virginia and the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia and New York), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia and New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.	With respect to the shares of any Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) if certificated, certificates in the form required under Virginia law representing the shares of Offered Common Stock are duly executed and countersigned; and (ii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or the settlement of any Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.	With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) if certificated, certificates in the form required under Virginia corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; (ii) articles of amendment for the particular series of Offered Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia (“SCC”) and the SCC has issued a certificate of amendment with respect thereto and (iii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or the settlement of any Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

Intrexon Corporation

September 5, 2014

3.	With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indentures and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights or the settlement of any Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.	With respect to any Warrants offered by the Company, including any Indeterminate Securities (the “Offered Warrants”), when the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

Intrexon Corporation

September 5, 2014

5.	With respect to any Rights, including any Indeterminate Securities (the “Offered Rights”), when (i) Common Stock or the Preferred Stock relating to such Offered Rights has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (ii) the Right Certificates in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Rights Agreement, the Offered Rights (including any Rights duly issued upon due conversion, exchange or exercise of any Debt Securities, Warrants or Preferred Stock), when issued and sold or otherwise distributed in accordance with the applicable Rights Agreement, the Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, Warrants or Preferred Stock, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.	With respect to any Stock Purchase Contracts offered by the Company, including any Indeterminate Securities (the “Offered Stock Purchase Contracts”), when the applicable Offered Stock Purchase Contracts have been duly executed and delivered and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts (including any stock Purchase Contracts duly issued upon due conversion, exchange or exercise of any Warrants or Debt Securities), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (d) public policy considerations which may limit the rights of parties to obtain remedies.

Intrexon Corporation

September 5, 2014

7.	With respect to any Stock Purchase Units, including any Indeterminate Securities (the “Offered Stock Purchase Units”), when (i) any Debt Securities of the Company included in such Offered Stock Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (ii) the Offered Stock Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon due conversion, exchange or exercise of any Debt Securities ), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement, or upon due conversion, exercise or exchange of any Debt Securities, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

8.	With respect to any Secondary Shares to be offered by the Selling Shareholders, such Secondary Shares have been validly issued and are fully paid and nonassessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP